Cincinnati Bell Reports Fourth Quarter and Full Year 2019 Results

FULL YEAR HIGHLIGHTS

•	Revenue and Adjusted EBITDA were both in-line with financial guidance
•	Revenue totaled $1,537 million generating operating income of $73 million — Adjusted EBITDA[1] of $405 million
•	Entertainment and Communications revenue totaled $996 million, generating Adjusted EBITDA of $366 million
Cincinnati Fioptics revenue totaled $353 million, up 4% from a year ago
Fiber-to-the-premise (“FTTP”) HSI subscribers were up 17,700 in Cincinnati and 3,800 in Hawaii, compared to a year ago
•	IT Services and Hardware revenue totaled $567 million, generating Adjusted EBITDA of $54 million
•	Hawaiian Telcom revenue totaled $347 million, generating Adjusted EBITDA of $99 million
•	Cash provided by operating activities totaled $259 million, and free cash flow[2] totaled $46 million
•	Cincinnati Bell entered into an agreement with Brookfield Infrastructure and its institutional partners to be acquired for $2.6 billion

FOURTH QUARTER 2019 HIGHLIGHTS

•	Revenue of $390 million and operating income of $15 million — Adjusted EBITDA totaled $103 million
•	Entertainment and Communications revenue of $246 million, generating Adjusted EBITDA of $90 million
Fiber-to-the-premise (“FTTP”) HSI net activations totaled 4,600 in Cincinnati and 800 in Hawaii during the quarter
•	IT Services and Hardware revenue of $150 million, generating Adjusted EBITDA of $19 million

CINCINNATI - February 13, 2020 - Cincinnati Bell Inc. (NYSE:CBB), today announced financial results for the full year and fourth quarter of 2019.

Leigh Fox, President and Chief Executive Officer of Cincinnati Bell, commented, “2019 was another impressive year for Cincinnati Bell. The company’s superior fiber assets and robust IT services business continue to drive results year-after-year. I am proud of our team’s efforts and their ability to execute on our strategic objectives and deliver solid results in-line with our financial targets.”

Mr. Fox continued, “We are working to close our previously announced acquisition by Brookfield Infrastructure. This transaction creates clear and immediate value for shareholders, including an impressive 84% premium to the 60-day volume weighted average price prior to the announcement, and further highlights the value of our assets.”

CONSOLIDATED RESULTS

•	Consolidated revenue totaled $390 million for fourth quarter of 2019 and $1,537 million for the full year
•	Operating income was $15 million in the fourth quarter of 2019 and $73 million for the full year
•	Adjusted EBITDA totaled $103 million for the fourth quarter of 2019 and $405 million for the full year

Entertainment and Communications Segment

•	Entertainment and Communications revenue totaled $246 million for the fourth quarter of 2019 and $996 million for the full year
–	Cincinnati revenue totaled $169 million in the fourth quarter and $682 million for the full year of 2019
–	Fioptics revenue totaled $89 million for the fourth quarter and $353 million for the full year, up 2% and 4%, respectively, year-over-year
–	Fioptics internet subscribers totaled 250,600 at the end of the fourth quarter, up 11,600 compared to a year ago
–	Fioptics is available to approximately 75% of Greater Cincinnati, which includes a combination of fiber-to-the-premise ("FTTP") and fiber-to-the-node ("FTTN") addresses

–	In 2019, 12,500 additional homes and businesses were passed with FTTP, which is available to 484,800 addresses or approximately 60% of Cincinnati's total addressable market
–	Hawaii revenue totaled $78 million in the fourth quarter and $314 million for the full year of 2019
–	Consumer / SMB Fiber revenue totaled $22 million for the fourth quarter and $87 million for the full year
–	Consumer / SMB Fiber internet subscribers totaled 68,200, adding 2,300 customers year-over-year
–	Consumer / SMB Fiber is available to approximately 50% of Hawaii, which includes a combination of FTTP and FTTN addresses
–	During 2019, 6,500 additional homes and businesses were passed with FTTP, which is available to 173,500 addresses, approximately 35% of Hawaii's total addressable market
•	Adjusted EBITDA was $90 million for the fourth quarter of 2019 and $366 million for the full year

IT Services and Hardware Segment

•	IT Services and Hardware revenue totaled $150 million for the fourth quarter of 2019 and $567 million for the full year
–	Communications revenue was $52 million in the fourth quarter and $199 million for the full year, up $2 million and $20 million year-over-year, respectively
–	Consulting revenue totaled $38 million for the fourth quarter, consistent with the prior year, and $153 million for the full year, up $14 million year-over-year
–

Cloud revenue was $22 million in the fourth quarter and $92 million for the full year 2019, up $2 million and $15 million from the prior year, respectively, excluding insourcing initiatives from General Electric Company (“GE”)

–	Infrastructure Solutions revenue totaled $38 million in the fourth quarter and $124 million for the full year 2019, down $2 million and $12 million, respectively

•	Adjusted EBITDA was $19 million for the fourth quarter and $54 million for the full year, up $3 million and $6 million year-over-year, respectively, excluding the impact of GE’s insourcing initiatives

Cash Flow and Financial Position

•	Cash provided by operating activities totaled $259 million for the full year of 2019
•	Free cash flow totaled $46 million for the full year of 2019
•	Capital expenditures were $224 million for the full year of 2019

2019 Outlook

•	Cincinnati Bell’s revenue and Adjusted EBITDA results for the year ending December 31, 2019 were both in-line with the financial guidance for 2019, initially provided on February 14, 2019:

Category	2019 Guidance Range	2019 Actuals
Revenue	$1,515M - $1,575M	$1,537M
Adjusted EBITDA	$400M - $410M	$405M

Brookfield Infrastructure Transaction Details

On December 23, 2019, Cincinnati Bell announced an agreement (the “Brookfield Merger Agreement”) through which Brookfield Infrastructure and its institutional partners will acquire Cincinnati Bell in a transaction valued at approximately $2.6 billion, including debt (the “Transaction”).

Pursuant to the agreement, each issued and outstanding share of Cincinnati Bell common stock will be converted into the right to receive $10.50 in cash at closing of the Transaction. The Transaction price of $10.50 per share of Cincinnati Bell common stock represents a 36% premium to the closing per share price of $7.72 on December 20, 2019 and an 84% premium to the 60-day volume weighted average price.

Brookfield Infrastructure is a leading global company with a long-standing history as an owner and operator of high-quality infrastructure assets. It has a global portfolio of assets in the utilities, transport, energy and data infrastructure sectors across North and South America, Asia Pacific and Europe.

The Transaction is expected to close by the end of 2020. It has received unanimous approval of Cincinnati Bell's Board of Directors and is subject to customary closing conditions, including Cincinnati Bell shareholder approval and regulatory approval.

Receipt of Unsolicited Acquisition Proposal

On January 22, 2020, Cincinnati Bell received a non-binding proposal from an infrastructure fund (the “Fund”) to acquire all of the outstanding shares of common stock of the Company for $12.00 per share in cash. Cincinnati Bell commenced discussions with the Fund following Cincinnati Bell's board of directors having made the required determinations under the Brookfield Merger Agreement that allow it to do so. The Brookfield Merger Agreement remains in effect and accordingly the Cincinnati Bell board reaffirms its existing recommendation in support of the transaction with Brookfield Infrastructure at this time.

There can be no assurances that discussions with the Fund will result in a binding proposal or that a transaction with the Fund will be approved or consummated.

INVESTOR RELATIONS CONTACT:

Kei Lawson, 513-565-0510

E-mail: Takeitha.Lawson@cinbell.com

or

MEDIA CONTACT:

Josh Pichler, 513-565-0310

E-mail: Josh.Pichler@cinbell.com

Safe Harbor Note

This release may contain “forward-looking” statements, as defined in federal securities laws including the Private Securities Litigation Reform Act of 1995, which are based on our current expectations, estimates, forecasts and projections. Statements that are not historical facts, including statements concerning plans, objectives, goals, strategies, future events, future revenues or performance, financing needs, plans or intentions relating to acquisitions and restructuring, business trends, statements regarding the proposed merger with Brookfield Infrastructure (“the merger”) and the expected timetable for completing the merger, are forward-looking statements. Words such as “expects,” “anticipates,” “predicts,” “projects,” “intends,” “plans,” “believes,” “seeks,” “estimates,” “continues,” “endeavors,” “strives,” “will”, “may,” or variations of such words and similar expressions are intended to identify such forward-looking statements. In addition, any statements that refer to projections of future financial performance, anticipated growth and trends in businesses, and other characterizations of future events or circumstances are forward-looking statements. There are a number of risks, uncertainties and other important factors that could cause our actual results to differ materially from the forward-looking statements contained in this report. The following important factors, among other things, could cause or contribute to actual results being materially and adversely different from those described or implied by such forward-looking statements, including, but not limited to:

•	those discussed in this release;
•	we operate in highly competitive industries, and customers may not continue to purchase products or services, which would result in reduced revenue and loss of market share;
•	we may be unable to grow our revenues and cash flows despite the initiatives we have implemented;
•	failure to anticipate the need for and introduce new products and services or to compete with new technologies may compromise our success in the telecommunications industry;
•

our access lines, which generate a significant portion of our cash flows and profits, are decreasing in number and if we continue to experience access line losses similar to the past several years, our revenues, earnings and cash flows from operations may be adversely impacted;

•

our failure to meet performance standards under our agreements could result in customers terminating their relationships with us or customers being entitled to receive financial compensation, which would lead to reduced revenues and/or increased costs;

•	we generate a substantial portion of our revenue by serving a limited geographic area;
•

a large customer accounts for a significant portion of our revenues and accounts receivable and the loss or significant reduction in business from this customer would cause operating revenues to decline and could negatively impact profitability and cash flows;

•

maintaining our telecommunications networks requires significant capital expenditures, and our inability or failure to maintain our telecommunications networks could have a material impact on our market share and ability to generate revenue;

•	increases in broadband usage may cause network capacity limitations, resulting in service disruptions or reduced capacity for customers;
•	we may be liable for material that content providers distribute on our networks;
•	cyber attacks or other breaches of network or other information technology security could have an adverse effect on our business;
•	natural disasters, terrorists acts or acts of war could cause damage to our infrastructure and result in significant disruptions to our operations;
•

the regulation of our businesses by federal and state authorities may, among other things, place us at a competitive disadvantage, restrict our ability to price our products and services and threaten our operating licenses;

•	we depend on a number of third party providers, and the loss of, or problems with, one or more of these providers may impede our growth or cause us to lose customers;
•	a failure of back-office information technology systems could adversely affect our results of operations and financial condition;
•

if we fail to extend or renegotiate our collective bargaining agreements with our labor unions when they expire or if our unionized employees were to engage in a strike or other work stoppage, our business and operating results could be materially harmed;

•	the loss of any of the senior management team or attrition among key sales associates could adversely affect our business, financial condition, results of operations and cash flows;

•

our debt could limit our ability to fund operations, raise additional capital, and fulfill our obligations, which, in turn, would have a material adverse effect on our businesses and prospects generally;

•

our indebtedness imposes significant restrictions on us; we depend on our loans and credit facilities to provide for our short-term financing requirements in excess of amounts generated by operations, and the availability of those funds may be reduced or limited;

•	the servicing of our indebtedness is dependent on our ability to generate cash, which could be impacted by many factors beyond our control;
•	we depend on the receipt of dividends or other intercompany transfers from our subsidiaries and investments;
•	the trading price of our common shares may be volatile, and the value of an investment in our common shares may decline;
•	the uncertain economic environment, including uncertainty in the U.S. and world securities markets, could impact our business and financial condition;
•	our future cash flows could be adversely affected if we are unable to fully realize our deferred tax assets;
•	adverse changes in the value of assets or obligations associated with our employee benefit plans could negatively impact shareowners’ deficit and liquidity;
•	third parties may claim that we are infringing upon their intellectual property, and we could suffer significant litigation or licensing expenses or be prevented from selling products;
•

third parties may infringe upon our intellectual property, and we may expend significant resources enforcing our rights or suffer competitive injury; we could be subject to a significant amount of litigation, which could require us to pay significant damages or settlements;

•	we could incur significant costs resulting from complying with, or potential violations of, environmental, health and human safety laws;
•	the risk that unexpected costs will be incurred;
•

risks and uncertainties relating to the merger, including the timing and likelihood of completion of the merger, including the failure to receive, on a timely basis or otherwise, the approval of our shareholders for the merger; the possibility that competing offers or acquisition proposals for the Company will be made; the possibility that any or all of the various conditions to the consummation of the merger may not be satisfied or waived, including the failure to receive any required regulatory approvals from any applicable governmental entities (or any conditions, limitations or restrictions placed on such approvals); the occurrence of any event, change or other circumstance that could give rise to the termination of the merger, including in circumstances which would require us to pay a termination fee or other expenses; the effect of the announcement or pendency of the merger on our ability to retain and hire key personnel, our ability to maintain relationships with our customers, suppliers and others with whom we do business, or our operating results and business generally; risks related to diverting management’s attention from the Company’s ongoing business operations; and the risk that shareholder litigation in connection with the merger may result in significant costs of defense, indemnification and liability;

•	the other risks and uncertainties detailed in our filings with the SEC, including our Form 10-K report, Form 10-Q reports and Form 8-K reports; and
•	other factors outside the Company's control.

These forward-looking statements are based on information, plans and estimates as of the date hereof and there may be other factors that may cause our actual results to differ materially from these forward-looking statements. We assume no obligation to update the information contained in this release except as required by applicable law.

Use of Non-GAAP Financial Measures

This press release contains information about adjusted earnings before interest, taxes, depreciation and amortization (Adjusted EBITDA), Adjusted EBITDA margin, net debt, net income (loss) applicable to common shareholders excluding special items and free cash flow. These are non-GAAP financial measures used by Cincinnati Bell management when evaluating results of operations and cash flow. Management believes these measures also provide users of the financial statements with additional and useful comparisons of current results of operations and cash flows with past and future periods. Non-GAAP financial measures should not be construed as being more important than comparable GAAP measures. Detailed reconciliations of these non-GAAP financial measures to comparable GAAP financial measures have been included in the tables distributed with this release and are available in the Investor Relations section of www.cincinnatibell.com.

1Adjusted EBITDA provides a useful measure of operational performance. The Company defines Adjusted EBITDA as GAAP operating income plus depreciation, amortization, stock based compensation, restructuring and severance related charges, (gain) loss on sale or disposal of assets, transaction and integration costs, asset impairments, and other special items. Adjusted EBITDA should not be considered as an alternative to comparable GAAP measures of profitability and may not be comparable with the measure as defined by other companies.

Adjusted EBITDA margin provides a useful measure of operational performance. The Company defines Adjusted EBITDA margin as Adjusted EBITDA divided by revenue. Adjusted EBITDA margin should not be considered as an alternative to comparable GAAP measures of profitability and may not be comparable with the measure as defined by other companies.

2Free cash flow provides a useful measure of operational performance, liquidity and financial health. The Company defines free cash flow as cash provided by (used in) operating activities, adjusted for restructuring and severance related payments, transaction and integration payments, less capital expenditures and preferred stock dividends. Free cash flow should not be considered as an alternative to net income (loss), operating income (loss), cash flow from operating activities, or the change in cash on the balance sheet and may not be comparable with free cash flow as defined by other companies. Although the Company feels there is no comparable GAAP measure for free cash flow, the attached financial information reconciles cash provided by operating activities to free cash flow.

Net debt provides a useful measure of liquidity and financial health. The Company defines net debt as the sum of the face amount of short-term and long-term debt, unamortized premium and/or discount and unamortized note issuance costs, offset by cash and cash equivalents.

Net income (loss) applicable to common shareholders excluding special items in total and per share provides a useful measure of operating performance. Net income (loss) applicable to common shareholders excluding special items should not be considered as an alternative to comparable GAAP measures of profitability and may not be comparable with net income (loss) excluding special items as defined by other companies.

About Cincinnati Bell Inc.

With headquarters in Cincinnati, Ohio, Cincinnati Bell Inc. (NYSE: CBB) delivers integrated communications solutions to residential and business customers over its fiber-optic and copper networks including high-speed internet, video, voice and data.  Cincinnati Bell provides service in areas of Ohio, Kentucky, Indiana and Hawaii. In addition, enterprise customers across the United States and Canada rely on CBTS and OnX, wholly-owned subsidiaries, for efficient, scalable office communications systems and end-to-end IT solutions. For more information, please visit www.cincinnatibell.com. The information on the Company’s website is not incorporated by reference in this press release.

Cincinnati Bell Inc.

Consolidated Statements of Operations

(Unaudited)

(Dollars in millions, except per share amounts)

	Three Months Ended December 31,		Change		Twelve Months Ended December 31,		Change
	2019	2018	$	%	2019	2018	$	%
Revenue	$390.4	$399.0	$(8.6)	(2)%	$1,536.7	$1,378.2	$158.5	12%
Costs and expenses
Cost of services and products	196.7	199.3	(2.6)	(1)%	784.6	698.7	85.9	12%
Selling, general and administrative	93.1	93.2	(0.1)	0%	354.4	313.4	41.0	13%
Depreciation and amortization	75.8	74.4	1.4	2%	304.9	252.0	52.9	21%
Restructuring and severance related charges	0.5	3.4	(2.9)	(85)%	6.9	8.3	(1.4)	(17)%
Transaction and integration costs	9.0	4.3	4.7	n/m	12.8	22.5	(9.7)	(43)%
Operating income	15.3	24.4	(9.1)	(37)%	73.1	83.3	(10.2)	(12)%
Interest expense	34.6	35.2	(0.6)	(2)%	139.6	131.5	8.1	6%
Loss on extinguishment of debt	-	-	-	n/m	-	1.3	(1.3)	n/m
Other components of pension and postretirement benefit plans expense	2.8	3.0	(0.2)	(7)%	11.2	12.5	(1.3)	(10)%
Other (income) expense, net	(0.1)	0.8	(0.9)	n/m	(0.5)	(1.6)	1.1	(69)%
Loss before income taxes	(22.0)	(14.6)	(7.4)	51%	(77.2)	(60.4)	(16.8)	28%
Income tax (benefit) expense	(1.4)	15.4	(16.8)	n/m	(10.6)	9.4	(20.0)	n/m
Net loss	(20.6)	(30.0)	9.4	(31)%	(66.6)	(69.8)	3.2	(5)%
Preferred stock dividends	2.6	2.6	-	-	10.4	10.4	-	-
Net loss applicable to common shareowners	$(23.2)	$(32.6)	$9.4	(29)%	$(77.0)	$(80.2)	$3.2	(4)%
Basic and diluted net loss per common share	$(0.46)	$(0.65)			$(1.53)	$(1.73)
Weighted average common shares outstanding
(in millions)
- Basic	50.4	50.2			50.4	46.3
- Diluted	50.4	50.2			50.4	46.3

Cincinnati Bell Inc.

Entertainment and Communications Income Statement

(Unaudited)

(Dollars in millions)

	Three Months Ended December 31,		Change		Twelve Months Ended December 31,		Change
	2019	2018	$	%	2019	2018	$	%
Income Statement
Revenue	$246.4	$251.9	$(5.5)	(2)%	$995.7	$853.4	$142.3	17%
Operating costs and expenses
Cost of services and products	111.6	113.4	(1.8)	(2)%	450.4	388.2	62.2	16%
Selling, general and administrative	45.2	47.9	(2.7)	(6)%	179.1	148.0	31.1	21%
Depreciation and amortization	65.3	63.3	2.0	3%	255.8	210.8	45.0	21%
Restructuring and severance related charges	-	3.1	(3.1)	n/m	4.9	3.1	1.8	58%
Total operating costs and expenses	222.1	227.7	(5.6)	(2)%	890.2	750.1	140.1	19%
Operating income	$24.3	$24.2	$0.1	0%	$105.5	$103.3	$2.2	2%

Cincinnati Bell Inc.

Entertainment and Communications Revenue

(Unaudited)

(Dollars in millions)

	Three Months Ended			Three Months Ended
	December 31, 2019			December 31, 2018
	Cincinnati	Hawaii	Total	Cincinnati	Hawaii	Total
Revenue
Consumer / SMB Fiber *
Data	$39.9	$8.3	$48.2	$36.5	$7.2	$43.7
Video	39.2	10.3	49.5	40.5	11.5	52.0
Voice	9.2	2.7	11.9	9.4	2.7	12.1
Other	0.4	0.2	0.6	0.3	0.1	0.4
Total Consumer / SMB Fiber	88.7	21.5	110.2	86.7	21.5	108.2
Enterprise Fiber
Data	21.1	10.1	31.2	21.5	9.0	30.5
Legacy
Data	25.0	14.1	39.1	26.8	16.3	43.1
Voice	29.8	27.8	57.6	34.0	29.0	63.0
Other	3.9	4.4	8.3	3.4	3.7	7.1
Total Legacy	58.7	46.3	105.0	64.2	49.0	113.2
Total Entertainment & Communications	$168.5	77.9	$246.4	$172.4	$79.5	$251.9

	Twelve Months Ended			Twelve Months Ended
	December 31, 2019			December 31, 2018
	Cincinnati	Hawaii	Total	Cincinnati	Hawaii	Total
Revenue
Consumer / SMB Fiber *
Data	$155.4	$32.1	$187.5	$142.5	$13.5	$156.0
Video	159.5	43.5	203.0	160.1	23.2	183.3
Voice	36.8	10.9	47.7	37.4	5.4	42.8
Other	1.5	0.7	2.2	1.2	0.2	1.4
Total Consumer / SMB Fiber	353.2	87.2	440.4	341.2	42.3	383.5
Enterprise Fiber
Data	84.9	39.4	124.3	84.3	17.7	102.0
Legacy
Data	103.4	59.8	163.2	111.8	32.8	144.6
Voice	126.1	111.1	237.2	143.4	58.7	202.1
Other	14.1	16.5	30.6	13.5	7.7	21.2
Total Legacy	243.6	187.4	431.0	268.7	99.2	367.9
Total Entertainment & Communications	$681.7	$314.0	$995.7	$694.2	$159.2	$853.4

* Represents Fioptics in Cincinnati

Cincinnati Bell Inc.

Entertainment and Communications Metric Information

(Unaudited)

(In thousands)

	December 31,	September 30,	June 30,	March 31,	December 31,
	2019	2019	2019	2019	2018
Cincinnati Metrics
Fioptics
Data
Internet FTTP *	219.2	214.6	210.8	207.6	201.5
Internet FTTN *	31.4	32.5	34.0	35.7	37.5
Total Fioptics Internet	250.6	247.1	244.8	243.3	239.0
Video
Video FTTP *	112.7	113.5	114.5	115.2	115.0
Video FTTN *	22.4	23.0	23.5	24.0	24.9
Total Fioptics Video	135.1	136.5	138.0	139.2	139.9
Voice
Fioptics Voice Lines	106.8	108.0	108.8	109.0	107.6
Fioptics Units Passed
Units Passed FTTP *	484.8	482.0	480.1	477.6	472.3
Units Passed FTTN *	138.6	138.6	138.7	138.5	138.7
Total Fioptics Units Passed	623.4	620.6	618.8	616.1	611.0
Enterprise Fiber
Data
Ethernet Bandwidth (Gb)	5,228	5,006	4,672	4,540	4,565
Legacy
Data
DSL	64.0	65.9	67.9	69.6	72.0
Voice
Legacy Voice Lines	196.8	202.9	210.3	218.0	226.2

* Fiber-to-the-Premise (FTTP), Fiber-to-the-Node (FTTN)

Cincinnati Bell Inc.

Entertainment and Communications Metric Information

(Unaudited)

(In thousands)

	December 31,	September 30,	June 30,	March 31,	December 31,
	2019	2019	2019	2019	2018
Hawaii Metrics
Consumer / SMB Fiber
Data
Internet FTTP *	55.4	54.6	53.7	52.7	51.6
Internet FTTN *	12.8	13.2	13.4	13.9	14.3
Total Consumer / SMB Fiber Internet	68.2	67.8	67.1	66.6	65.9
Video
Video FTTP *	30.6	31.8	33.0	33.5	33.8
Video FTTN *	12.1	13.2	13.9	14.3	15.0
Total Consumer / SMB Fiber Video	42.7	45.0	46.9	47.8	48.8
Voice
Consumer / SMB Fiber Voice Lines	30.0	30.1	30.1	30.3	30.3
Consumer / SMB Fiber Units Passed **
Units Passed FTTP *	173.5	170.6	169.2	168.1	167.0
Units Passed FTTN *	72.9	72.8	72.9	73.4	73.5
Total Consumer / SMB Fiber Units Passed	246.4	243.4	242.1	241.5	240.5
Enterprise Fiber
Data
Ethernet Bandwidth (Gb)	3,651	3,424	2,924	2,413	2,091
Legacy
Data
DSL	42.9	44.3	45.7	47.2	48.7
Voice
Legacy Voice Lines	177.1	183.0	187.6	192.8	197.8

* Fiber-to-the-Premise (FTTP), Fiber-to-the-Node (FTTN)

** Includes units passed for both consumer and business on Oahu and neighboring islands.

Cincinnati Bell Inc.

IT Services and Hardware Income Statement and Metric Information

(Unaudited)

(Dollars in millions)

	Three Months Ended				Twelve Months Ended
	December 31,		Change		December 31,		Change
	2019	2018	$	%	2019	2018	$	%
Income Statement
Revenue	$150.4	$153.9	$(3.5)	(2)%	$567.4	$550.9	$16.5	3%
Operating costs and expenses
Cost of services and products	91.3	92.6	(1.3)	(1)%	359.6	335.7	23.9	7%
Selling, general and administrative	40.5	41.6	(1.1)	(3)%	154.3	152.1	2.2	1%
Depreciation and amortization	10.4	11.0	(0.6)	(5)%	48.9	41.0	7.9	19%
Restructuring and severance related charges	0.5	-	0.5	n/m	2.0	4.9	(2.9)	(59)%
Total operating costs and expenses	142.7	145.2	(2.5)	(2)%	564.8	533.7	31.1	6%
Operating income (loss)	$7.7	$8.7	$(1.0)	(11)%	$2.6	$17.2	$(14.6)	(85)%

Revenue
Consulting	$38.0	$38.0	$-	0%	$152.6	$138.7	$13.9	10%
Cloud	22.3	26.2	(3.9)	(15)%	92.1	98.0	(5.9)	(6)%
Communications	51.7	49.4	2.3	5%	198.7	178.5	20.2	11%
Infrastructure Solutions	38.4	40.3	(1.9)	(5)%	124.0	135.7	(11.7)	(9)%
Total IT Services and Hardware Revenue	$150.4	$153.9	$(3.5)	(2)%	$567.4	$550.9	$16.5	3%

	December 31,	September 30,	June 30,	March 31,	December 31,
	2019	2019	2019	2019	2018
Consulting
Billable Resources	1,034	1,007	1,039	1,039	1,039

Communications
NaaS Locations	4,047	3,492	2,988	2,550	2,257
SD - WAN Locations	2,197	1,849	1,743	1,002	803
Hosted UCaaS Profiles*	274,654	270,335	254,679	244,482	239,581

* Includes Hawaii Hosted UCaaS Profiles

Cincinnati Bell Inc.

Net Debt (Non-GAAP)

(Unaudited)

(Dollars in millions)

	December 31,	December 31,
	2019	2018
Receivables Facility	$131.5	$176.6
Credit Agreement - Tranche B Term Loan due 2024	592.5	598.5
Credit Agreement - Revolving Credit Facility	57.0	18.0
7 1/4% Senior Notes due 2023	22.3	22.3
7% Senior Notes due 2024	625.0	625.0
8% Senior Notes due 2025	350.0	350.0
Cincinnati Bell Telephone Notes	87.9	87.9
Other financing lease agreements	5.2	3.1
Capital leases	73.8	73.9
Net unamortized premium	1.3	1.7
Unamortized note issuance costs	(22.9)	(27.2)
Total debt	1,923.6	1,929.8
Less: Cash and cash equivalents	(11.6)	(15.4)
Net debt (Non-GAAP)	$1,912.0	$1,914.4

Cincinnati Bell Inc.

Reconciliation of Net Income (GAAP) to Adjusted EBITDA (Non-GAAP)

(Unaudited)

(Dollars in millions)

	Three Months Ended December 31, 2019
	Entertainment & Communications	IT Services & Hardware	Corporate	Total Company
Net loss (GAAP)				$(20.6)
Add:
Income tax benefit				(1.4)
Interest expense				34.6
Other income, net				(0.1)
Other components of pension and postretirement benefit plans expense				2.8

Operating income (loss) (GAAP)	$24.3	$7.7	$(16.7)	$15.3
Add:
Depreciation and amortization	65.3	10.4	0.1	75.8
Restructuring and severance related charges	-	0.5	-	0.5
Transaction and integration costs	-	-	9.0	9.0
Stock-based compensation	-	-	2.0	2.0
Adjusted EBITDA (Non-GAAP)	$89.6	$18.6	$(5.6)	$102.6

Adjusted EBITDA Margin (Non-GAAP)	36%	12%	-	26%

	Three Months Ended December 31, 2018
	Entertainment & Communications	IT Services & Hardware	Corporate	Total Company
Net loss (GAAP)				$(30.0)
Add:
Income tax expense				15.4
Interest expense				35.2
Other expense, net				0.8
Other components of pension and postretirement benefit plans expense				3.0

Operating income (loss) (GAAP)	$24.2	$8.7	$(8.5)	$24.4
Add:
Depreciation and amortization	63.3	11.0	0.1	74.4
Restructuring and severance related charges	3.1	-	0.3	3.4
Transaction and integration costs	-	-	4.3	4.3
Stock-based compensation	-	-	1.1	1.1
Adjusted EBITDA (Non-GAAP)	$90.6	$19.7	$(2.7)	$107.6

Adjusted EBITDA Margin (Non-GAAP)	36%	13%	-	27%
Year-over-year dollar change in Adjusted EBITDA	(1.0)	(1.1)	(2.9)	(5.0)
Year-over-year percentage change in Adjusted EBITDA	(1)%	(6)%	n/m	(5)%

Cincinnati Bell Inc.

Reconciliation of Net Income (GAAP) to Adjusted EBITDA (Non-GAAP)

(Unaudited)

(Dollars in millions)

	Twelve Months Ended December 31, 2019
	Entertainment & Communications	IT Services & Hardware	Corporate	Total Company
Net loss (GAAP)				$(66.6)
Add:
Income tax benefit				(10.6)
Interest expense				139.6
Other income, net				(0.5)
Other components of pension and postretirement benefit plans expense				11.2

Operating income (loss) (GAAP)	$105.5	$2.6	$(35.0)	$73.1
Add:
Depreciation and amortization	255.8	48.9	0.2	304.9
Restructuring and severance related charges	4.9	2.0	-	6.9
Transaction and integration costs	-	-	12.8	12.8
Stock-based compensation	-	-	7.4	7.4
Adjusted EBITDA (Non-GAAP)	$366.2	$53.5	$(14.6)	$405.1

Adjusted EBITDA Margin (Non-GAAP)	37%	9%	-	26%

	Twelve Months Ended December 31, 2018
	Entertainment & Communications	IT Services & Hardware	Corporate	Total Company
Net loss (GAAP)				$(69.8)
Add:
Income tax expense				9.4
Interest expense				131.5
Loss on extinguishment of debt				1.3
Other income, net				(1.6)
Other components of pension and postretirement benefit plans expense				12.5

Operating income (loss) (GAAP)	$103.3	$17.2	$(37.2)	$83.3
Add:
Depreciation and amortization	210.8	41.0	0.2	252.0
Restructuring and severance related charges	3.1	4.9	0.3	8.3
Transaction and integration costs	-	-	22.5	22.5
Stock-based compensation	-	-	5.6	5.6
Adjusted EBITDA (Non-GAAP)	$317.2	$63.1	$(8.6)	$371.7

Adjusted EBITDA Margin (Non-GAAP)	37%	11%	-	27%
Year-over-year dollar change in Adjusted EBITDA	49.0	(9.6)	(6.0)	33.4
Year-over-year percentage change in Adjusted EBITDA	15%	(15)%	(70)%	9%

Cincinnati Bell Inc.

Consolidated Statements of Cash Flows

(Unaudited)

(Dollars in millions)

	Three Months Ended		Twelve Months Ended
	December 31,		December 31,
	2019	2018	2019	2018
Cash provided by operating activities	$70.2	$91.9	$259.1	$214.7
Capital expenditures	(56.5)	(79.9)	(223.8)	(220.6)
Acquisitions of businesses	-	-	-	(216.8)
Other, net	0.2	0.1	0.5	-
Cash used in investing activities	(56.3)	(79.8)	(223.3)	(437.4)
Net increase (decrease) in corporate credit and receivables facilities with initial maturities less than 90 days	2.0	0.4	(6.1)	194.6
Repayment of debt	(8.1)	(4.4)	(21.5)	(328.7)
Debt issuance costs	-	(0.7)	(0.8)	(11.7)
Dividends paid on preferred stock	(2.6)	(2.6)	(10.4)	(10.4)
Other, net	-	0.2	(0.8)	(1.9)
Cash used in financing activities	(8.7)	(7.1)	(39.6)	(158.1)
Effect of exchange rate changes on cash, cash equivalents and restricted cash	(0.1)	(0.2)	-	(0.3)
Net increase (decrease) in cash, cash equivalents and restricted cash	5.1	4.8	(3.8)	(381.1)
Cash, cash equivalents and restricted cash at beginning of period	6.5	10.6	15.4	396.5
Cash, cash equivalents and restricted cash at end of period	$11.6	$15.4	$11.6	$15.4

Reconciliation of Cash Provided by Operating Activities (GAAP) to
Free Cash Flow (Non-GAAP)
Cash provided by operating activities	$70.2	$91.9	$259.1	$214.7
Adjustments:
Capital expenditures	(56.5)	(79.9)	(223.8)	(220.6)
Restructuring and severance related payments	1.1	1.7	14.3	16.4
Preferred stock dividends	(2.6)	(2.6)	(10.4)	(10.4)
Transaction and integration costs	0.3	3.0	7.0	40.9
Free cash flow (Non-GAAP)	$12.5	$14.1	$46.2	$41.0
Income tax payments (refunds)	$(1.3)	$(0.6)	$0.5	$(13.8)

Cincinnati Bell Inc.

Capital Expenditures

(Unaudited)

(Dollars in millions)

	Three Months Ended
	December 31, 2019	September 30, 2019	June 30, 2019	March 31, 2019	December 31, 2018
Entertainment and Communications
Cincinnati	$36.4	$33.7	$34.1	$30.8	$50.5
Hawaii	14.6	17.6	13.8	20.3	21.8
Total Entertainment and Communications	51.0	51.3	47.9	51.1	72.3
IT Services and Hardware	5.5	5.4	6.1	5.4	7.4
Corporate	-	-	0.1	-	0.2
Total capital expenditures	$56.5	$56.7	$54.1	$56.5	$79.9

Cincinnati Bell Inc.

Reconciliation of Net (Loss) Income Applicable to Common Shareholders (GAAP) to Net (Loss) Income Applicable to Common Shareholders, Excluding Special Items (Non-GAAP) and Adjusted Diluted Earnings Per Share (Non-GAAP)

(Unaudited)

(Dollars in millions, except per share amounts)

	Three Months Ended
	December 31, 2019	December 31, 2018
Net loss applicable to common shareholders (GAAP)	$(23.2)	$(32.6)
Special items:
Restructuring and severance related charges	0.5	3.4
Pension settlement charges	-	0.1
Transaction and integration costs	9.0	4.3
Income tax effect of special items *	2.8	(3.0)
Total special items	12.3	4.8
Net loss applicable to common shareowners, excluding special items (Non-GAAP)	$(10.9)	$(27.8)
Weighted average diluted shares outstanding**	50.4	50.2
Diluted loss per common share (GAAP)	$(0.46)	$(0.65)
Adjusted diluted loss per common share (Non-GAAP)	$(0.22)	$(0.55)

*	Special items have been tax effected utilizing the normalized effective tax rate for the period, with the exception of transaction and integration costs, which are treated as a discrete item.
**	Weighted average diluted shares outstanding based on net (loss) income applicable to common shareowners, excluding special items (Non-GAAP).

Cincinnati Bell Inc.

Reconciliation of Net (Loss) Income Applicable to Common Shareholders (GAAP) to Net (Loss) Income Applicable to Common Shareholders, Excluding Special Items (Non-GAAP) and Adjusted Diluted Earnings Per Share (Non-GAAP)

(Unaudited)

(Dollars in millions, except per share amounts)

	Twelve Months Ended
	December 31, 2019	December 31, 2018
Net loss applicable to common shareholders (GAAP)	$(77.0)	$(80.2)
Special items:
Restructuring and severance related charges	6.9	8.3
Loss on extinguishment of debt	-	1.3
Pension settlement charges	-	0.1
Transaction and integration costs	12.8	22.5
Income tax effect of special items *	0.3	(3.6)
Total special items	20.0	28.6
Net loss applicable to common shareowners, excluding special items (Non-GAAP)	$(57.0)	$(51.6)
Weighted average diluted shares outstanding**	50.4	46.3
Diluted loss per common share (GAAP)	$(1.53)	$(1.73)
Adjusted diluted loss per common share (Non-GAAP)	$(1.13)	$(1.11)

*	Special items have been tax effected utilizing the normalized effective tax rate for the period, with the exception of transaction and integration costs, which are treated as a discrete item.
**	Weighted average diluted shares outstanding based on net (loss) income applicable to common shareowners, excluding special items (Non-GAAP).

Cincinnati Bell Inc.

Reconciliation of Operating Income (GAAP) Guidance to Adjusted EBITDA (Non-GAAP) Guidance

(Unaudited)

(Dollars in millions)

	Low	High
2019 Operating Income (GAAP) Guidance Range	$72	$91
Add:
Depreciation and amortization	305	300
Restructuring and severance related charges	10	6
Transaction and integration costs	5	5
Stock compensation expense	8	8

2019 Adjusted EBITDA (Non-GAAP) Guidance Range	$400	$410

CONTACT:

Cincinnati Bell Inc.

Investor contact:

Kei Lawson, 513-565-0510

Takeitha.Lawson@cinbell.com

Media contact:

Josh Pichler, 513-565-0310

Josh.Pichler@cinbell.com